Exhibit 10.37

CONSENT
This Consent, dated as of February 6, 2015 (this “Consent”), is among Citibank, N.A. (“Citibank”), Global Eagle Entertainment Inc., a Delaware corporation (“Borrower”), and the Guarantors party hereto (collectively, the “Guarantors”, and together with the Borrower, each a “Loan Party” and collectively, the “Loan Parties”).
WHEREAS, the parties hereto are parties to that certain Loan and Security Agreement, dated as of December 22, 2014 (as the same may be amended, restated, modified, or supplemented from time to time, the “Loan Agreement”) among Citibank and the Loan Parties. Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement; and
WHEREAS, the Borrower has informed Citibank that it intends to issue up to $75,000,000 in aggregate principal amount of senior unsecured convertible notes (or $82,500,000 if the initial purchasers’ option to purchase additional notes is exercised in full) having terms substantially similar to those contemplated in the Term Sheet attached hereto as Exhibit A (the “Convertible Notes”) and hereby requests that Citibank consent to the incurrence of Indebtedness by Borrower pursuant to the Convertible Notes.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.Consent. Notwithstanding Section 7.4 of the Loan Agreement, Citibank hereby (a) consents to the incurrence of the Convertible Notes on terms substantially similar to those described on Exhibit A attached hereto, and (b) agrees that such incurrence, and complying with the terms thereof (provided that, for the avoidance of doubt, such compliance shall be in strict accordance with the terms of the Loan Agreement, as amended by this Consent), shall not constitute an Event of Default.
2.    Conditions Precedent. The effectiveness of this Consent is subject to the satisfaction of each of the following conditions precedent:
(a)    Citibank shall have received a copy of this Consent, duly executed by the Borrower, each other Loan Party, and Citibank;
(b)     all documented Bank's Expenses shall have been paid in full; and
(d)    each of the representations and warranties contained in Section 3 hereof shall be true and correct on and as of the date hereof.
3.    Representations and Warranties. Each Loan Party represents and warrants to Citibank that, as of the date hereof and after giving effect to this Consent:
(a)    the execution, delivery and performance by each Loan Party of this Consent have been duly authorized, and do not (i) conflict with such Loan Party’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such actions, filings, registrations, qualifications or Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b) of the Loan Agreement, or (v) constitute an event of default under any Material Agreement by which any Loan Party or any of their respective properties, is bound;
(b) all representations and warranties of the Loan Parties stated in the Loan Documents are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
(c)    no Event of Default has occurred and is continuing.
4.    Effect of Consent. This Consent relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights that Citibank may have under the Loan Agreement (other than as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate Citibank to execute similar agreements under the same or similar circumstances in the future.
5.    Costs and Expenses. The Loan Parties shall pay on demand all reasonable out-of-pocket costs and expenses of Citibank (including the reasonable fees, costs and expenses of counsel to Citibank) incurred in connection with the preparation, execution and delivery of this Consent or as otherwise owed under the Loan Agreement.
6.    Counterparts. This Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Consent. Delivery of an executed signature page to this Consent by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Consent.
7.    Successors and Assigns. This Consent binds and is for the benefit of the successors and permitted assigns of each party hereto. No Loan Party may transfer, pledge or assign this Consent or any rights or obligations under it without Citibank’s prior written consent (which may be granted or withheld in Citibank’s discretion, subject to Section 12.5 of the Loan Agreement).
8.    THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

CITIBANK, N.A.

By:	/s/ Michael Bondy
Michael Bondy
Senior Vice President

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Mike Zemetra
Name: Mike Zemetra
Title: Chief Financial Officer and Treasurer

AIRLINE MEDIA PRODUCTIONS, INC. POST MODERN EDIT, INC. ROW 44, INC.

By:	/s/ Mike Zemetra
Name: Mike Zemetra Title: Chief Financial Officer and Treasurer
N44HQ, LLC

By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: Manager

Exhibit A
Convertible Notes Term Sheet
(Please see attached)

DM_US 58592929-2.088256.0024

SF\5912001.2
SF\5913002.2